Exhibit 32

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Qwest Communications International Inc. (“Qwest”), that, to his knowledge, the Quarterly Report of Qwest on Form 10-Q for the quarter ended March 31, 2010, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Qwest. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-Q. A signed original of this statement has been provided to Qwest and will be retained by Qwest and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 5, 2010	By:	/S/ EDWARD A. MUELLER
Edward A. Mueller Chairman and Chief Executive Officer

Dated: May 5, 2010	By:	/S/ JOSEPH J. EUTENEUER
Joseph J. Euteneuer Executive Vice President and Chief Financial Officer